EXHIBIT INDEX

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13.1 Power of Attorney to sign Amendment to this Registration Statement, dated April 13, 2005.